          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                INTEL CORPORATION
                (Name of Registrant as Specified in its Charter)

                                INTEL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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* Set forth the amount on which the filing fee is calculated and state how it
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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

                               INTEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 4, 1994

     The Annual Meeting of Stockholders of Intel Corporation (the "Company") will be held at the Albuquerque Convention Center, 401 2nd Street, Albuquerque, New Mexico, at 3:00 p.m., New Mexico time, for the following purposes:

     1. To elect a board of directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected or appointed;

     2. To approve the amendment and restatement of the Company's 1984 Stock Option Plan;

     3. To approve the amendment and restatement of the Company's 1988 Executive Long Term Stock Option Plan;

     4.  To approve the Company's Executive Officer Bonus Plan;

     5.  To take action on one stockholder proposal;

     6. To ratify the appointment of the accounting firm of Ernst & Young as independent auditors for the Company for the current year; and

     7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These items are fully discussed in the following pages, which are made part of this Notice. Only stockholders of record on the books of the Company at the close of business on March 7, 1994 will be entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, 2200 Mission College Blvd., Santa Clara, California 95052-8119, for ten days prior to the Annual Meeting.

     Stockholders are requested to complete, date, sign and return the enclosed proxy card as promptly as possible. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          F. THOMAS DUNLAP, JR.,
                                          Secretary

Santa Clara, California
March 21, 1994

DOORS WILL OPEN AT 2:30 P.M.

242025-001

                               MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 21, 1994

                               INTEL CORPORATION
                         2200 MISSION COLLEGE BOULEVARD
                       SANTA CLARA, CALIFORNIA 95052-8119
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Intel Corporation (the "Company") for use in voting at the Annual Meeting of Stockholders to be held at the Albuquerque Convention Center, 401 2nd Street, Albuquerque, New Mexico, on Wednesday, May 4, 1994, at 3:00 p.m., and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR ratification of the appointment of auditors, FOR approval of the amendment and restatement of the Company's 1984 Stock Option Plan, FOR approval of the amendment and restatement of the Company's 1988 Executive Long Term Stock Option Plan, FOR approval of the Company's Executive Officer Bonus Plan and AGAINST the stockholder proposal to redeem the Company's stockholder rights plan or submit it for a vote. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the secretary prior to the Annual Meeting or by giving a later dated proxy.

     The eleven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of the proposed amendments to the Company's 1984 Stock Option Plan and 1988 Executive Long Term Stock Option Plan, the approval of the Executive Officer Bonus Plan and such other matters submitted for stockholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     Only stockholders of record on the books of the Company at the close of business on March 7, 1994 will be entitled to vote at the Annual Meeting. Each share will be entitled to one vote on all matters. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. As of the close of business on January 31, 1994, there were outstanding 418,466,429 shares of Common Stock.

ELECTION OF DIRECTORS

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual meeting of stockholders and until their successors, if any, are elected or appointed.

     In respect of the nominees, the following information is furnished. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

NAME AND PRINCIPAL OCCUPATION AT PRESENT AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS

Craig R. Barrett  Age: 54

     Dr. Barrett became Chief Operating Officer in 1993. He has been a director of Intel Corporation since 1992 and has been Executive Vice President since 1990. Dr. Barrett joined the Company in 1975. In 1984 he was elected Vice President and in 1985 became Vice President and General Manager, Components Technology and Manufacturing Group. Dr. Barrett became a Senior Vice President in 1987 and General Manager of the Microcomputer Components Group in 1989. Dr. Barrett is also a director of Komag, Inc., and a member of the National Academy of Engineering.

Winston H. Chen(1)  Age: 52

     Dr. Chen became a director of Intel Corporation in January 1993. Since 1978 he has held several positions, including President, Chief Executive Officer and Chairman of the Board of Directors at Solectron Corporation, an electronic contract manufacturer in Milpitas, California. In March 1994, Dr. Chen resigned as Chairman of the Board of Solectron but continues to act as a director. He is a member of the Board of Trustees of Santa Clara University, the Engineering Advisory Committee, the National Science Foundation, and the Board of Joint Venture Silicon Valley.

Andrew S. Grove(3)  Age: 57

     Dr. Grove has been a director of Intel Corporation since 1974, President since 1979 and Chief Executive Officer since 1987. Dr. Grove participated in the founding of the Company in 1968 and served as Vice President and Director of Operations through 1974. He became Executive Vice President in 1975 and was Chief Operating Officer from 1976 to 1989. Dr. Grove is a member of the National Academy of Engineering and a Fellow of the IEEE.

D. James Guzy(2)(5)  Age: 57

     Mr. Guzy has been a director of Intel Corporation since 1969. Since 1969 he has been President of the Arbor Company, a California limited partnership engaged in the electronics and computer industry. Mr. Guzy is also a director of Cirrus Logic, Inc., Frame Technology Corp., Micro Component Technology, Inc., New York Venture Fund, Novellus Corp., Venture Income Plus Fund, Venture Muni Plus Fund, Retirement Planning Funds and Alliance Capital Management Technology Fund.

Gordon E. Moore(3)(5)  Age: 65

     Dr. Moore has been a director of Intel Corporation since 1968 and Chairman of the Board of Intel Corporation since 1979. Dr. Moore co-founded the Company in 1968 and has served on the Board since that time. Prior to 1975, Dr. Moore served as Executive Vice President. Between 1975 and 1979, Dr. Moore served as President and between 1975 and 1987 he served as Chief Executive Officer of the Company. Currently, Dr. Moore is also a director of Transamerica Corporation and Varian Associates. He is also Chairman of the Board of Trustees of the California Institute of Technology, a member of the National Academy of Engineering, a Fellow of the IEEE, and a member of the Board of Directors of Conservation International.

Max Palevsky(2)(4)  Age: 69

     Mr. Palevsky is a self-employed investor and has been a director of Intel Corporation since 1968. He serves as a director of Komag, Inc., and is a member of the Board of Trustees of The Institute for Advanced Study. Mr. Palevsky founded Scientific Data Systems, Inc. in 1961, which was acquired by Xerox Corporation in 1969, at which time he became a director and Chairman of the Executive Committee of Xerox Corporation. He retired from Xerox in 1972.

Arthur Rock(1)(2)(3)(4)(5)  Age: 67

     Mr. Rock has been a director of Intel Corporation since its founding in 1968. He is Chairman of the Executive Committee of Intel Corporation. Mr. Rock is a principal of Arthur Rock & Company, a venture capital firm. He is also a director of Argonaut Group, Inc., Teledyne, Inc., AirTouch Communications (formerly PacTel Corporation), and a trustee of the California Institute of Technology.

Jane E. Shaw(1)  Age: 55

     Dr. Shaw became a director of Intel Corporation in January 1993. She has been President and Chief Operating Officer of ALZA Corporation, a drug delivery company, since 1987. Dr. Shaw joined ALZA in 1970 and has held several positions within the company since that time, including Principal Scientist, Executive Vice President of ALZA Corporation, and Chairman of the Board, ALZA Limited, U.K. From 1970 to 1972, Dr. Shaw held an appointment as Assistant Professor, Department of Physiology, at Stanford University. She is currently a director of ALZA Corporation and McKesson Corporation.

Leslie L. Vadasz  Age: 57

     Mr. Vadasz has been a director of Intel Corporation since 1988 and became Senior Vice President, Director of Corporate Business Development in 1991. Mr. Vadasz joined the Company in 1968 when it was founded and became Director of Engineering in 1972. In 1975 he was elected Vice President and in 1976 became Assistant General Manager of the Microcomputer Division. From 1977 to 1979, he was Vice President, General Manager of the Microcomputer Component Division. Mr. Vadasz became a Senior Vice President in 1979 and served as Director of Corporate Strategic Staff from 1979 to 1986. From 1986 to 1990 he was Senior Vice President, General Manager of the Systems Group. He is also a director of Symantec Corp. He is a Fellow of the IEEE.

David B. Yoffie(2)(4)  Age: 39

     Dr. Yoffie has been a director of Intel Corporation since 1989. He has been Professor of Business Administration at Harvard University since 1990 and in June 1993 was appointed to the position of Max & Doris Starr Professor of International Business Administration. He was Associate Professor of Business Administration from 1985 to 1990 and has been on the faculty since 1981. He is also a member of the Board of Directors of Physiologica, Inc., a biotechnology company.

Charles E. Young(1)  Age: 62

     Dr. Young has been a director of Intel Corporation since 1974. He has been Chancellor of the University of California, Los Angeles since 1968. He is also Chairman of the Board of Governors Foundation for the International Exchange of Scientific and Cultural Information by Telecommunications, a member of the National Committee on United States-China Relations, Inc., and a member of the Board of Directors of the International Association of Universities.

     Sanford Kaplan and Richard Hodgson retired as active directors of Intel Corporation in 1993, following 19 years each of service as directors. They were elected by the Board to act as Directors Emeriti. Messrs. Hodgson and Kaplan are eligible to attend Board and Committee meetings, but do not have voting rights.
- ---------------

(1) Member of the Audit & Finance Committee.

(2) Member of the Compensation Committee.

(3) Member of the Executive Committee.

(4) Member of the Nominating Committee.

(5) Member of the Stock Option Committee.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors. The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company. The role of the Stock Option Committee is to administer the stock option plans, and to review and approve stock option grants to all employees, including the principal officers of the Company.

GENERAL COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that cash compensation should vary with the performance of the Company and any long term incentive should be closely aligned with the interest of the stockholders.

     Cash compensation for the executive officers consists of the following components:

     -  Base salary

     - An incentive bonus segment that is directly proportional to earnings per share adjusted for unusual items that are not directly related to executive performance

     - An incentive bonus segment based on progress toward the achievement of specified strategic objectives (e.g., new product development milestones, productivity enhancements, manufacturing yield improvements)

     - An employee cash bonus segment that is proportional to profitability and includes all employees.

     The long term incentive is realized through the granting of stock options to key employees, including eligible named executives. The level of stock option granted (i.e., the number of shares subject to each stock option grant) is based on the employee's current and anticipated future performance and ability to impact achievement of strategic goals and objectives, as well as internal equity within the employee's peer group. Grants are made annually and are generally exercisable five years after the date of grant, thus providing an incentive to remain in the Company's employ. In addition, the stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable. The Company has no other long term incentive plans.

     The Company maintains a qualified employee stock purchase plan to encourage employees to own Company stock, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salaries and bonuses. However, the number of shares which may be purchased by each participant is limited by applicable tax laws.

     In setting compensation levels for executive officers, the Compensation Committee reviews competitive information relating to compensation at other United States based companies and specific information reported in the proxy statements of particular companies that are considered generally comparable to the Company (a majority of which companies are included in the Dow Jones Technology Index). Recommendations by management are examined in light of this information, but there is no special attempt to set cash compensation in any particular relationship to the survey data. The compensation levels of the named executives and the other executive officers are reviewed for internal consistency relative to the 100 most highly paid employees of the Company.

     In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including new Section

162(m). The Company is submitting for a vote of the stockholders at the Annual Meeting the Executive Officer Bonus Plan and amendments to the Company's stock option plans to maximize the tax deductibility of awards under such plans. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

INCENTIVE COMPENSATION

     The Executive Bonus Plan is a cash-based incentive bonus program. The program is designed to motivate and reward key employees by making a portion of cash compensation directly dependent upon corporate earnings per share plus performance with respect to agreed-upon key strategic goals and objectives. The incentive bonus is paid in cash during the first quarter of each year for services rendered during the previous year.

     The Company's financial performance during 1993 was excellent with earnings per share at $5.20, an increase of 109% over 1992. During 1993, executive bonus payments for the eligible group ranged from approximately 9% to 80% of total cash compensation, with the named executives averaging 78% and the remaining officers averaging 70%. These payments were considerably higher than in previous years because of the large increase in per share earnings over previous years.

     In order to maximize the deductibility of future bonuses under new Section 162(m) of the Code, the Company is requesting stockholders to approve the Executive Officer Bonus Plan at the Annual Meeting which, for executive officers, replaces the Executive Bonus Plan. The new plan will place certain limitations on the bonuses paid to executive officers. Details on the Executive Officer Bonus Plan are set forth on pages 19-20.

EMPLOYEE CASH BONUS PLAN

     The Employee Cash Bonus Plan is a profit-sharing program that offers cash rewards to all employees, including executive officers, based on corporate pretax profitability. Twice a year, employees receive .55 day's pay for every two percentage points of corporate pretax profit as a percent of revenue. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

     During 1993, corporate pretax profit as a percentage of revenue was 40%. This resulted in an annual cash bonus payout of 22 days per employee or approximately 8.5% of eligible employee earnings.

CAPITAL ACCUMULATION/RETIREMENT PLANS

     The Company has both a qualified and a non-qualified deferred capital accumulation/retirement plan. These plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the Company to make discretionary contributions to those funds. Contributions made by the Company vest over a period of seven years.

     For 1993, the discretionary Company contribution to these plans for all eligible employees, including the executive officers, equaled 12.5% of eligible salary, the maximum allowable amount under the plan.

STOCK OPTIONS

     Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the stockholders. Stock options are granted at a price equal to the fair market value on the date of grant. Stock options are granted on an annual basis and are generally exercisable five years after the date of grant (i.e., options granted in 1993 become exercisable in 1998). They are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on that performance, and ability to impact corporate and/or business unit results. In 1993, stock options for the executive officers were granted upon recommendation of management and approval of the Stock Option Committee and were granted at an option price equal to the fair market value of the Company's stock on the grant date.

     In order to maximize the deductibility of compensation relating to stock option exercises under new Section 162(m) of the Code, the Company is requesting stockholders to approve amendments to the Company's stock option plans at the Annual Meeting. The plans will place certain limitations on the stock option grants to executive officers. Details on stock options granted to certain executive officers are provided in the table entitled "Option Grants in Last Fiscal Year." Details on the proposed amendments to the Company's stock option plans are set forth on pages 14-19.

COMPANY PERFORMANCE AND CEO COMPENSATION

     The Company's compensation program is leveraged towards achieving corporate and business goals and objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Dr. Grove.

     In setting compensation levels for the Chief Executive Officer, the Compensation Committee again reviews competitive information reflecting the most recent compensation data and examines management recommendations in light of this information. In line with the Compensation Committee's general practice, however, there was no special attempt to set Dr. Grove's 1993 salary or bonus in any particular relationship to the compensation data. Dr. Grove's base salary, target bonus and total target compensation were set at levels which, by comparison to selected companies reflected in the survey data (a majority of which companies are included in the Dow Jones Technology Index), were 48% of the average for base salary, 58% of the average for target incentive based compensation and 52% of the average for total target compensation. Dr. Grove's actual bonus payout percentage represents a corporate average of the various internal groups' performance and achievement of specific strategic goals. This corporate average is weighted to reflect the relative importance of each group within the Company. Due to the high variability in the Company's total compensation program and to the Company's excellent 1993 financial performance, Dr. Grove's actual total cash compensation (i.e. base salary and bonuses) was 105% of the selected peer group market average.

     In 1993, the Stock Option Committee awarded Dr. Grove stock options to purchase 48,000 shares of stock first exercisable in 1998, based on his performance and anticipated future contributions to the overall performance of the Company. The Company also contributed $21,000 to Dr. Grove's account under the qualified retirement plan and allocated $151,500 to Dr. Grove's account under the non-qualified retirement plan. These amounts are only available to Dr. Grove upon termination, retirement, death or disability.

     With respect to matters related to stock option grants and to all other elements of compensation, the Stock Option Committee and the Compensation Committee, respectively, submit this report.

               Compensation Committee:            Stock Option Committee:

               David Yoffie, Chairman             Gordon Moore, Chairman
               D. James Guzy                      D. James Guzy
               Max Palevsky                       Arthur Rock
               Arthur Rock

EXECUTIVE COMPENSATION

     The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company. No executive officer serves pursuant to an employment contract.

  SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                        ---------------------------------------
                                         ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                                -------------------------------------   --------------------------   ----------

         (A)             (B)      (C)         (D)            (E)            (F)           (G)           (H)            (I)
                                                                                       SECURITIES
                                                            OTHER       RESTRICTED     UNDERLYING
                                                           ANNUAL          STOCK        OPTIONS/        LTIP        ALL OTHER
       NAME AND                  SALARY      BONUS      COMPENSATION     AWARD(1)         SARS       PAYOUTS(2)   COMPENSATION(3)
  PRINCIPAL POSITION    YEAR      ($)         ($)            ($)            ($)           (#)           ($)            ($)
- ----------------------  -----   --------   ----------   -------------   -----------   ------------   ----------   -------------
Andrew S. Grove         1993    $360,000   $1,823,700           --         0             48,000         0           $ 172,500
  President and CEO     1992     350,000    1,001,300           --         0             51,000         0             139,500
                        1991     340,000      775,400           --         0             51,000         0             109,900

Craig R. Barrett        1993     280,000    1,294,100           --         0             32,000         0             125,600
  Executive Vice        1992     270,000      710,600           --         0             34,000         0             100,300
  President, Chief      1991     260,000      541,700           --         0             34,000         0              77,500
  Operating Officer

David L. House          1993     240,000      992,000           --         0             16,000         0             102,900
  Senior Vice           1992     230,000      583,000           --         0             12,000         0              84,700
    President           1991     225,000      450,700           --         0             17,000         0              68,300


Leslie L. Vadasz        1993     240,000      842,800           --         0             16,000         0              91,900
  Senior Vice           1992     230,000      495,900           --         0             17,000         0              76,900
    President           1991     219,000      386,200           --         0             17,000         0              65,100

Frank C. Gill           1993     240,000      821,400           --         0             16,000         0              87,900
  Senior Vice           1992     225,000      453,000           --         0             17,000         0              70,400
    President           1991     212,000      346,700           --         0             17,000         0              60,400


- ---------------

(1) The Company does not offer any such restricted stock award plan.

(2) The Company does not offer any such long term incentive plan.

(3) All amounts listed in column (i) are amounts contributed to the Company's broad-based defined contribution retirement plan (for each of the named executives such amounts were $21,000 for 1993 and $21,300 for 1992) and amounts deferred under the Company's non-qualified, defined contribution plan. These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.

  OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                               INDIVIDUAL GRANTS                                          ASSUMED ANNUAL
- --------------------------------------------------------------------------------       RATES OF STOCK PRICE
                                              (C)                                          APPRECIATION
                              (B)                                                         FOR OPTION TERM
                           SECURITIES     % OF TOTAL         (D)                     -------------------------
                           UNDERLYING       OPTIONS       EXERCISE
                            OPTIONS       GRANTED TO       OR BASE       (E)            (F)
           (A)              GRANTED        EMPLOYEES      PRICE(2)    EXPIRATION                       (G)
          NAME               (1)(#)     IN FISCAL YEAR    ($/SHARE)      DATE          5%(3)          10%(3)
- -------------------------  ----------   ---------------   ---------   ----------     ----------     ----------
A. Grove                     48,000          0.62%         $ 44.94       4/27/03     $1,356,600     $3,437,900

C. Barrett                   32,000          0.41%           44.94       4/27/03        904,400      2,291,900

D. House                     12,000          0.15%           44.94       4/27/03        339,200        859,500
                              4,000          0.05%           63.56      10/26/03        159,900        405,200

L. Vadasz                    16,000          0.21%           44.94       4/27/03        452,200      1,146,000

F. Gill                      16,000          0.21%           44.94       4/27/03        452,200      1,146,000

- ---------------

(1) These options are first exercisable in 1998. The terms of the Company's stock option plans provide that these options may become exercisable in full in the event of a change in control (as defined in the plan).

(2) Under all stock option plans, the option purchase price is not less than fair market value at the date of the grant. All of these options were granted on April 27, 1993, except for the option for 4,000 shares which was granted to Mr. House on October 26, 1993.

(3) In accordance with SEC rules, columns (f) and (g) show gains that might exist for the respective options over a period of ten years. If the stock price does not increase above the exercise price, compensation to the named executives will be zero.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                    (D)                           (E)
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                              (B)                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             SHARES           (C)              AT FY-END(#)                  AT FY-END($)
          (A)             ACQUIRED ON        VALUE      ---------------------------   ---------------------------
         NAME             EXERCISE(#)     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------  --------------   -----------   -----------   -------------   -----------   -------------
                                                                    (1)               (2)
A. Grove                        0             0           299,998        490,000      $14,233,500    $ 20,529,100

C. Barrett                   140,000      5,931,300       163,996        400,000        7,688,500      17,052,200

D. House                      80,000      3,058,700        20,000        305,000          927,500      13,551,700

L. Vadasz                       0             0           295,996        310,000       14,653,900      13,800,500

F. Gill                      100,000      4,562,700          0           310,000            0          13,800,500

- ---------------

(1) This represents the total number of shares subject to stock options held by the named executives. These options were granted on various dates during the years 1986 through 1993, and are exercisable on various dates beginning in 1989 and expiring in 2003.

(2) These amounts represent the difference between the exercise price of the stock options and the closing price of Company stock on December 23, 1993 (last day of trading for the fiscal year ended December 25, 1993), for all options held by each named executive. The stock option exercise prices range from $6.25 to $63.56. All stock options are granted at the fair market value of the stock on the grant date.

  PENSION PLAN TABLE

                                                    YEARS OF SERVICE AT RETIREMENT(2)(3)
                                           -------------------------------------------------------
        ELIGIBLE COMPENSATION(1)             15          20          25          30          35
- -----------------------------------------  -------     -------     -------     -------     -------
200,000 and above........................  $39,785     $53,047     $66,309     $79,570     $92,832

- ---------------

(1) The plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's social security wage base, and the value of the participant's Company contributions, plus earnings, in the profit sharing retirement plan. If the annuity value of the profit sharing account balance exceeds the pension guarantee, the participant will receive benefits from the profit sharing plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 1993 is $235,840, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost of living adjustments in accordance with Internal Revenue Code Section 415(d).

(2) For each of the employees named in the Summary Compensation Table set forth above, the years of credited service as of year-end 1993 under the Company's pension plan are currently as follows: Dr. Grove (25); Dr. Barrett (18); Mr. House (19); Mr. Vadasz (25); and Mr. Gill (18).

(3) The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent they exceed such limitations but are not subject to reduction for Social Security benefits.

DIRECTORS' COMPENSATION

     Directors who are Company employees receive no additional or special remuneration for serving as directors. Non-employee directors were paid $20,000 per year plus $1,000 and out of pocket expenses per Board of Directors meeting attended during 1993. In addition, Mr. Rock received $6,000 as Chairman of the Executive Committee.

     In 1990, the Company adopted a retirement program for non-employee directors. The Director's Retirement Program provides a retirement benefit to any director who is not an employee of the Company and who has either been a non-employee director for at least ten years or has been a non-employee director for at least five years and retires after age 65. The retirement program will pay an annual benefit equal to the retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement for the lesser of the number of years served as a non-employee director or the life of the director. Pursuant to the Director's Retirement Program, Messrs. Hodgson and Kaplan are each eligible to receive an annual benefit equal to $20,000, payable quarterly. They each received their first payment of $5,000 in December 1993.

     Each year, each non-employee director is automatically granted an option to purchase 5,000 shares of Company stock at an exercise price equal to the market value on the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 20,000 shares, exercisable in equal increments over four years. The Company is requesting stockholder approval of proposed amendments to the non-employee director grants at the Annual Meeting. The proposed amendments will (i) reduce the formula grant for new directors from 20,000 to 5,000 shares and (ii) change the vesting provisions for all non-employee director options from four year vesting to one year vesting. A description of the proposed amendments to the amended and restated 1984 Stock Option Plan is set forth on pages 12-15.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are Messrs. Guzy, Yoffie, Palevsky and Rock. The Stock Option Committee of the Board of Directors consists of Messrs. Guzy and Rock and Dr. Moore. Messrs. Palevsky, Rock and Guzy are non-employee directors. Dr. Moore, who is an officer of the Company and the Company's Chairman of the Board, is not eligible to receive stock options. Mr. Rock was formerly a non-employee officer of the Company as Chairman of the Board from 1970 to 1975.

     Dr. Yoffie served as a consultant to the Company on a variety of issues in 1993. Dr. Yoffie received a retainer of $15,000 per quarter for 10 days of consulting services for the year.

STOCK PRICE PERFORMANCE GRAPH

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
       AMONG INTEL, THE S&P 500 INDEX AND THE DOW JONES TECHNOLOGY INDEX

                                                                   DOW JONES
      MEASUREMENT PERIOD                          S&P 500 IN-     TECHNOLOGY
    (FISCAL YEAR COVERED)         INTEL CORP.         DEX            INDEX
12/30/88                              100             100             100
12/30/89                              145             132             109
12/29/90                              159             128             108
12/28/91                              200             166             134
12/26/92                              380             179             151
12/25/93                              526             197             172

Intel and the Dow Jones Technology Index are      Assumes identical $100 investments in Intel
based on Intel's fiscal year. The S&P Index       Common Stock and each of the two indices on
  is on a calendar year-end basis.                December 30, 1988, including reinvested
                                                  dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding Common Stock on January 31, 1994 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock,
(ii) each director, director emeritus and named executive officer, and (iii) all directors, directors emeriti and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

                                                           NUMBER OF SHARES
                                                            OF COMMON STOCK
                                                          BENEFICIALLY OWNED
                        STOCKHOLDER                       AT JANUARY 31, 1994     PERCENT OF CLASS
    ----------------------------------------------------  -------------------     ----------------
    Gordon E. Moore, Chairman...........................       23,227,607(1)             5.6%
    2200 Mission College Blvd.
    Santa Clara, California 95052-8119
    Arthur Rock, Director...............................        1,657,740(2)               *
    D. James Guzy, Director.............................          785,772(3)               *
    Andrew S. Grove, Director, President and Chief
      Executive Officer.................................          762,166(4)               *
    Leslie L. Vadasz, Director and Senior Vice
      President.........................................          566,132(5)               *
    Max Palevsky, Director..............................          277,734(6)               *
    Craig R. Barrett, Director, Executive Vice President
      and Chief Operating Officer.......................          195,087(7)               *
    David L. House, Senior Vice President...............           52,083(8)               *
    Richard Hodgson, Director Emeritus..................           38,650                  *
    Sanford Kaplan, Director Emeritus...................           35,300                  *
    Frank Gill, Senior Vice President...................           22,080                  *
    David B. Yoffie, Director...........................           15,400(6)               *
    Winston H. Chen, Director...........................           20,000(9)               *
    Charles E. Young, Director..........................            2,900(10)              *
    Jane E. Shaw, Director..............................            1,000(11)              *
    All directors, directors emeriti and executive
      officers as a group (25 individuals)..............       28,370,845(12)            6.8%

- ---------------

  *  Less than 1%.

 (1) Includes 125,744 shares held by Dr. Moore's son as to which shares Dr. Moore disclaims any beneficial interest and as to which he has no voting or investment powers.

 (2) Includes 480 shares held by Mr. Rock's spouse as to which shares Mr. Rock disclaims any beneficial interest and as to which he has no voting or investment powers. Also includes outstanding options to purchase 15,000 shares which were exercisable as of January 31, 1994, or within 60 days from such date.

 (3) Includes 770,580 shares held by the Arbor Company of which Mr. Guzy is a general partner. Also includes outstanding options to purchase 15,000 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (4) Includes outstanding options to purchase 299,998 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (5) Includes 8,224 shares held in trust for Mr. Vadasz's children as to which shares Mr. Vadasz disclaims any beneficial interest and as to which he has no voting or investment powers. Also includes outstanding options to purchase 295,996 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (6) Includes outstanding options to purchase 15,000 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (7) Includes outstanding options to purchase 163,996 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (8) Includes outstanding options to purchase 20,000 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

 (9) Includes 14,000 shares held in a family trust.

(10) Includes outstanding options to purchase 2,500 shares, which were exercisable as of January 31, 1994, or within 60 days of such date.

(11) Held in a family trust.

(12) Includes outstanding options to purchase 1,194,546 shares, which were exercisable as of January 31, 1994, or within 60 days from such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1988, under the Company's employee relocation program in connection with his move to Santa Clara, California, the Company loaned $75,000 to G. Carl Everett, who was then Vice President/General Manager, Sales and Marketing Group, and who subsequently became an executive officer in January 1990. This loan was secured by Mr. Everett's house, was non-interest bearing and was paid in full in January 1993.

     In March 1993, Intel loaned $500,000 to Kenneth Fine, Vice President and General Manager, Semiconductor Products Group, to cover a personal, short-term obligation of Mr. Fine. This loan was unsecured, was interest bearing at 6% and was paid in full in March 1993.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has standing Executive, Audit & Finance, Nominating, Compensation and Stock Option Committees of the Board of Directors. The members of the committees are identified on pages 2-3.

     The Audit & Finance Committee, which recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, monitors the effectiveness of the audit effort and the Company's internal financial and accounting organization and financial reporting. The Audit & Finance Committee held four meetings during 1993.

     The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held one meeting during 1993. The Nominating Committee will consider nominees proposed by the stockholders. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company, M/S SC4-02, 2200 Mission College Blvd., Santa Clara,
CA 95052-8119.

     The Compensation Committee reviews and approves salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee held three meetings during 1993.

     The Stock Option Committee administers the Company's stock option plans, including the review and grant of stock options to all eligible employees under the Company's existing stock option plans. The Stock Option Committee held 24 meetings during 1993.

     The Board of Directors held seven meetings during 1993. No director attended less than 75% of all the meetings of the Board and those committees on which he or she served in 1993, except Mr. Vadasz who attended approximately 71% of the Board meetings.

                               COMPANY PROPOSALS

                     PROPOSAL TO APPROVE THE AMENDMENT AND
              RESTATEMENT OF THE COMPANY'S 1984 STOCK OPTION PLAN

     In January 1994, the Board of Directors amended and restated the Company's 1984 Stock Option Plan (the "1984 Plan") subject to approval by the stockholders to: (i) permit incentive stock options under Section 422 of the Code to be granted from the shares subject to the 1984 Plan, (ii) extend the term until May 3, 2004, (iii) include technical changes to conform the 1984 Plan to the deductibility requirements of Section 162(m) of the Code as described below and to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) change the automatic grant provisions for non-employee directors and (v) make certain other technical changes. These changes will be effective upon their approval by stockholders. The number of shares available for grant under the 1984 Plan is not being increased.

     In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives, including compensation relating to stock option exercises. However, such compensation is not subject to the deduction limit if certain limitations approved by stockholders are applied to stock options granted to executives. In order to maximize the deductibility of compensation relating to stock options awarded to executive officers, the Company is requesting stockholders to approve the amendments to the 1984 Plan at the Annual Meeting.

     The text of the 1984 Plan is set forth in Exhibit A to this Proxy Statement. The following is intended to be a summary of the 1984 Plan's principal terms as amended and does not purport to be a complete statement of the plan's terms. It is subject to and qualified in its entirety by reference to Exhibit A.

PURPOSE

     The purpose of the amended and restated 1984 Plan is specifically to stimulate the efforts of key employees on behalf of the Company, and to heighten the desire of such key employees to continue in employment with the Company.

SHARES SUBJECT TO 1984 PLAN

     There are 85,000,000 shares of Common Stock authorized for nonqualified and incentive stock option grants under the amended and restated 1984 Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations. As of December 25, 1993, 26,000,000 shares of Common Stock remained available for grants.

EMPLOYEE PARTICIPANTS

     Participants in the 1984 Plan are selected by a Stock Option Committee (the "Committee") and consist of key employees. Currently, there is approximately 12,000 persons participating in the 1984 Plan. No option may be granted to any employee if immediately after the grant of such option such employee would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. In addition, the Company is amending the 1984 Plan to provide that no key employee may be granted in any year options to purchase shares of Common Stock in excess of one percent (1%) of the total number of shares of the Company's Common Stock outstanding on January 1, 1994.

NON-EMPLOYEE DIRECTOR FORMULA GRANTS

     The 1984 Plan also provides for formula grants for non-employee directors that are designed to comply with the provisions of Rule 16b-3 under the Exchange Act. A non-employee director currently receives an automatic grant of 20,000 nonstatutory stock options upon his or her appointment as a non-employee director and each reelected director receives 5,000 nonstatutory stock options on the date of each regular annual meeting. Each non-employee director's option has a 10 year term and vests 25% each year for four years. If a non-employee director is elected on a date not coincident with an annual meeting, his or her initial grant becomes exercisable beginning one year from the date of the annual meeting that he or she is first elected by stockholders. If a non-employee director dies or becomes disabled, his or her options become fully exercisable during the 12 months following the date of his or her death or disablement. If a non-employee director retires from service as a director at or after age 60, his or her options that are vested become exercisable for a period of 12 months following retirement. In all other cases, a non-employee director's options that are vested upon termination of service remain exercisable for 90 days following the date of his or her termination of service.

     The Company is proposing amendments to reduce the automatic grant to new non-employee directors from 20,000 shares to 5,000 shares and to change vesting for all non-employee director options from four years to one year, so that options will become exercisable beginning one year from the date of the annual meeting of stockholders on which date the option is granted. The other terms of the non-employee director grants will remain the same.

ADMINISTRATION

     The 1984 Plan is administered by the Committee. Currently, the Committee consists of at least three persons appointed by the Board of Directors. The Board of Directors may fill vacancies and may from time to time remove or add members. All members of the Committee must be disinterested persons as defined in Rule 16b-3 under the Exchange Act. The Company is proposing to amend the 1984 Plan to reduce the number of disinterested persons required to serve on the Committee from three persons to at least two persons to conform the 1984 Plan to recent changes under Rule 16b-3.

     The Board of Directors may periodically adopt rules and regulations for carrying out the 1984 Plan and amend the 1984 Plan as desired without further action by the Company's stockholders except as required by applicable law.

TERMINATION

     The 1984 Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options, or for a term of ten
(10) years from its effective date, whichever is earlier. The 1984 Plan may be terminated at such earlier time as the Board of Directors may determine.

TERMS OF STOCK OPTIONS

     Awards under the 1984 Plan consist of nonstatutory stock options (NSOs) and incentive stock options (ISOs). Options granted pursuant to the 1984 Plan to key employees who are not non-employee directors need not be identical.

     The purchase price under each option is established by the Committee but in no event will the option price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The closing price per share of the Company's Common Stock as reported on the Nasdaq National Market on February 25, 1994 was $68.25. The option price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

     Options granted must expire within a period of not more than ten (10) years from the grant date. Options for key employees who are not non-employee directors will have such other terms and be exercisable in such manner and at such times as the Committee may determine. An option agreement for key employees who are not non-employee directors may provide for accelerated exercisability in the event of the employee's death, disablement or retirement or other events in accordance with policies established by the Committee.

     If the Board of Directors determines that an employee other than a non-employee director in the 1984 Plan has committed certain defined acts of misconduct such as embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, neither the participant nor his or her estate would be entitled to any option whatsoever.

     Each option is transferable only by will or the law of descent and distribution and may only be exercisable by the participant during his or her lifetime.

     The Committee, may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any option previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the 1984 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

     An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or
(ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

AMENDED PLAN BENEFITS

     The Committee has full discretion to determine the number and amount of options to be granted to key employees under the 1984 Plan, subject to an annual limitation on the total number of options that may be granted to any key employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees under the amended and restated 1984 Plan are not presently determinable. Details on stock options granted during the last three years to certain executive officers are presented in the table entitled "Summary Compensation Table."

     The number of options to be received by each non-employee director is fixed under the Plan, as discussed above, and may not be amended more frequently than once every six months.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the amended and restated 1984 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Company's Amended and Restated 1984 Stock Option Plan.

     The Board of Directors of the Company recommends a vote FOR the approval of the Company's Amended and Restated 1984 Stock Option Plan.

                     PROPOSAL TO APPROVE THE AMENDMENT AND
                  RESTATEMENT OF THE COMPANY'S 1988 EXECUTIVE
                          LONG TERM STOCK OPTION PLAN

     In January 1994, the Board of Directors amended and restated the Company's 1988 Executive Long Term Stock Option Plan (the "1988 Plan") subject to approval by the stockholders to: (i) include technical changes to conform the 1988 Plan to the deductibility requirements of Section 162(m) of the Code as described below and to Rule 16b-3 under the Exchange Act and (ii) authorize amendments to the 1988 Plan without stockholder approval except where required by applicable law. These changes will be effective upon their approval by stockholders. The number of shares available for grant under the 1988 Plan is not being increased.

     The text of the 1988 Plan is set forth in Exhibit B to this Proxy Statement. The following is intended to be a summary of the 1988 Plan's principal terms as amended and does not purport to be a complete statement of the 1988 Plan's terms. It is subject to and qualified in its entirety by reference to Exhibit B.

PURPOSE

     The purpose of the amended and restated 1988 Plan is specifically to stimulate the efforts of certain key employees on behalf of the Company and to heighten the desire of such key employees to continue in employment with the Company.

SHARES SUBJECT TO 1988 PLAN

     There are 10,000,000 shares of Common Stock authorized for option grants under the amended and restated 1988 Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations. As of December 25, 1993, 6,400,000 shares of Common Stock remained available for grants under the 1988 Plan.

PARTICIPANTS

     Participants in the 1988 Plan are selected by a Stock Option Committee (the "Committee") and consist of those key officers who have been employed by the Company for at least two years, which currently consists of 13 persons. No option may be granted to any employee if immediately after the grant of such option such employee would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. In addition, the Company is amending the 1988 Plan to provide that no participant shall be granted in any year options to purchase shares of Common Stock in excess of one percent (1%) of the total number of shares of the Company's Common Stock outstanding on January 1, 1994. Options may not be granted to non-employee directors or members of the Committee.

ADMINISTRATION

     The 1988 Plan is administered by the Committee. Currently, the Committee consists of at least three persons appointed by the Board of Directors. The Board of Directors may fill vacancies and may from time to time remove or add members. All members of the Committee must be disinterested persons as defined in Rule 16b-3 under the Exchange Act. The Company is proposing to amend the 1988 Plan to reduce the number of disinterested persons on the Committee from three persons to two to conform the 1988 Plan to recent changes under Rule 16b-3.

     The Board of Directors may periodically adopt rules and regulations for carrying out the 1988 Plan and amend the 1988 Plan as desired without further action by the Company's stockholders except as required by applicable law.

TERMINATION

     The 1988 Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options, or until September 19, 1998, whichever is earlier. The 1988 Plan may be terminated at such earlier time as the Board of Directors may determine.

TERMS OF STOCK OPTIONS

     Awards under the 1988 Plan consist of nonstatutory stock options and shall not be incentive stock options as defined in Section 422 of the Code. Options granted pursuant to the 1988 Plan need not be identical.

     The purchase price under each option is established by the Committee but in no event will the option price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The closing price per share of the Company's Common Stock as reported on the Nasdaq National Market on February 25, 1994 was $68.25. The option price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

     Each option is exercisable in such manner and at such times as the Committee may determine. However, each option granted must expire within a period of not more than ten (10) years from the grant date.

     If the Board of Directors determines that a participant in the 1988 Plan has committed certain defined acts of misconduct such as embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, neither the participant nor his or her estate would be entitled to exercise any option whatsoever.

     Upon the death, disablement or retirement of a participant, the participant's rights to options may be exercised for a period of twelve months after the participant's death, disablement or retirement. In the case of death or disability after four years from the grant date, the options are exercisable with respect to the total number of shares. In all other cases of death or disability and in the case of retirement, the option is exercisable during the twelve-month period only to the extent exercisable on the date of such event. Upon termination of a participant's employment for reasons other than death, disablement or retirement, a participant may, within thirty (30) days following such termination, exercise the option to the extent such option was exercisable on the date of termination.

     Each option shall be transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

     The Committee may, at any time prior to exercise and subject to consent of the participant, cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the 1988 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

AMENDED PLAN BENEFITS

     The Committee has full discretion to determine the number and amount of options to be granted to key employees under the 1988 Plan, subject to an annual limitation on the total number of options that may be granted to any key employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees under the amended and restated 1988 Plan are not presently determinable.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the amended and restated 1988 Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Company's Amended and Restated 1988 Executive Long Term Stock Option Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1988 EXECUTIVE LONG TERM STOCK OPTION PLAN.

                              PROPOSAL TO APPROVE
                   THE COMPANY'S EXECUTIVE OFFICER BONUS PLAN

     In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives. However, certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. In order to maximize the amount of the bonuses paid to executive officers that is deductible under new Section 162(m) of the Code, the Company is requesting stockholders to approve the Executive Officer Bonus Plan (the "Bonus Plan") at the Annual Meeting. Bonuses under the Bonus Plan are based upon objective earnings per share criteria. The Bonus Plan makes executive pay highly variable with the earnings of the Company. The Company maintains a similar plan for certain other employees of the Company, which will remain unchanged.

     The text of the Bonus Plan is set forth in Exhibit C to this Proxy Statement. The following is intended to be a summary of the Bonus Plan's principal terms and does not purport to be a complete statement of the Plan's terms. It is subject to and qualified in its entirety by reference to Exhibit C.

PURPOSE

     The purpose of the Bonus Plan is to (i) motivate and reward executives for good performance and (ii) allow the Company's compensation expense to vary with the Company's profitability. The Company's compensation policy is that cash compensation should vary with Company performance. In accordance with that policy, the Compensation Committee establishes base salaries of the Company's executives at levels which are generally below the base salaries of executives of companies generally considered by the Compensation Committee to be comparable to the Company. Thus, a large part of each executive's total cash compensation is tied to performance of the Company by way of performance based plans like the Bonus Plan.

PARTICIPANTS

     Individuals eligible for the Bonus Plan include the Company's executive officers.

MAXIMUM BONUS AND PAYOUT CRITERIA

     Annual bonus payments are made in cash. The payment to each executive is directly related to the reported or operating earnings per share of the Company for that year. The bonus payment is the product of (i) an individual target set each year by the Committee before the performance year begins and (ii) EPS for the performance year (increased or decreased, in each case in accordance with factors adopted by the Committee before the performance year begins that relate to unusual items, but in any event the "EPS" for this calculation shall not exceed operating income per weighted average common and common equivalent shares outstanding for the year) multiplied by the ratio of the adjusted actual EPS to an EPS target for the year that is set by the Committee in advance of the beginning of the year. For recent years, the EPS target has been increased each year by 10% over the prior year's target. Therefore, the Company's EPS must improve by 10% over the prior year's target to achieve the same level of bonus.

     If adjusted EPS continues to increase the bonuses will increase. However, no bonus in excess of $5,000,000 will be paid to any one executive pursuant to the Bonus Plan. The Committee may reduce an individual's bonus in its sole discretion. The payment of a given year's bonus generally requires the participant to be employed by the Company as of December 31 of the year for which the bonus is paid.

REQUIRED APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common stock represented and voting at the Annual Meeting is required to approve the Bonus Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Bonus Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE OFFICER BONUS PLAN.

                              STOCKHOLDER PROPOSAL

     From time to time, the individual stockholders of the Company submit proposals which they believe should be voted upon by the stockholders. This year the following proposal has been submitted. It was accompanied by a supporting statement and notice of intention to present the proposal for action at the Annual Meeting.

     The stockholder proponent must appear personally or by proxy at the Annual Meeting to present its proposal for action. The proposal will be approved if it is introduced and voted on at the Annual Meeting and it is supported by a majority of the shares that are voted for or against the proposal.

     The Service Employees International Union ("SEIU"), on behalf of the SEIU Master Investor Trust, 1313 L Street N.W., Washington, DC 20005, owner of 46,300 shares on November 19, 1993, has advised the Company that it will introduce at the Annual Meeting the following proposal and statement in support thereof.

Resolved: The shareholders of the Intel Corporation, (the "Company") hereby request the Board of Directors to redeem the Common Stock Purchase Rights issued in April of 1989 unless said issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as practical.

In April of 1989, the Company's Board of Directors authorized the distribution of Common Stock Purchase Rights ("rights" or "right"). These rights are a type of corporate anti-takeover device, commonly known as a poison pill.

Under its terms, one right was declared for each common share outstanding. After becoming exercisable, each right would entitle shareholders to purchase common stock at the price of $260 per share. Under certain conditions each right entitles shareholders to purchase, at the exercise price, a number of common shares worth two times the exercise price. The rights will be exercisable only if certain conditions are met, including a person or group acquiring beneficial ownership of 20% or more of the common shares or the announcement of an offer to acquire at least 20%. The company may redeem the rights for $.01 per right.

We believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our company. While management and the board of directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the company, we do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill type device.

We believe that shareholders should have the right to vote on the necessity of such a powerful tool which could be used to entrench existing management. Rights plans like our company's have become increasingly unpopular in recent years. In 1993 a majority of shareholders at Allergan, Hartmarx and Bowater voted in favor of proposals asking management to redeem poison pill plans or put them to a vote of shareholders.

The effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of poison pill rights plans states that "The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that come from increased bargaining leverage of the target management." Another, more recent 1988 study by Professor Michael Ryngaert singled out rights plans such as the one authorized by our company for their negative effect on shareholder value.

In light of what can at best be described as the debatable economic benefit of our common share rights, and the undeniably undemocratic way in which they were assigned to shareholders we believe these rights should either be redeemed or voted on.

               WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

RECOMMENDATION OF THE BOARD AGAINST STOCKHOLDER PROPOSAL

     The Board of Directors recommends a vote AGAINST the Stockholder Proposal, which is intended to encourage the Company's Board of Directors to redeem the Common Stock Purchase Rights that all stockholders possess under the Company's Stockholder Rights Plan (the "Rights Plan"). The Board believes redemption of the Rights at this time would remove valuable protections for stockholders and eliminate an important tool designed to protect your interests and could deprive you of substantial economic benefits in the future.

  What Rights Plans Do

     Stockholder rights plans were developed in the 1980s to counter a wide range of coercive tactics which had become common in hostile takeovers. A key function of a rights plan is to encourage bidders to negotiate with the board of the target company, resulting in better offers for all stockholders. Rights plans give boards time to evaluate offers, investigate alternatives, and take steps necessary to maximize value for all stockholders.

     A consensus has gradually emerged among major United States corporations that rights plans help inhibit abusive conduct and assist directors in fulfilling their fiduciary duty to all stockholders. Approximately 120 of the 200 largest companies on the Fortune 500 list have adopted rights plans. Thus, many of these companies found adoption of a rights plan to be a prudent step to take to protect stockholder interests even though they were not the subject of current takeover bids.

     Rights plans do not preclude corporate takeovers. Many corporations which adopted rights plans were later acquired by others. Two studies seem to indicate that the premiums received in these takeovers were higher than those received by stockholders of corporations that did not have rights plans in place. One study titled "Poison Pill Impact Study" (March 31, 1988) was conducted by the proxy solicitor and investor relations firm Georgeson & Company Inc., and the other titled "Poison or Placebo" (March 11, 1993) was conducted by Professors Robert Comment and G. William Schwert. In the Company's case, there is no evidence that the adoption of the Rights Plan has depressed the Company's stock price.

     The Company's Rights Plan encourages any individual or group seeking to acquire at least 20% of the Company's stock (representing more than a $5 billion investment at current market prices) to negotiate with the Company to obtain its approval of the acquisition. This permits the Board of Directors to ensure that the acquisition is fair to and in the best interests of all other stockholders.

  Responsibility and Accountability

     The Board of Directors, elected by and answerable to the stockholders, is charged with the responsibility of protecting your interests. You have the right, with your fellow stockholders, to elect the directors you want to manage your investment in the Company.

     The law requires your directors to exercise their independent judgment in directing the Corporation's management. In deciding to adopt the Rights Plan in 1989, your directors sought, received and carefully weighed information and advice from experienced, independent legal and financial advisors. The Board also drew on its collective experience with many other corporations and situations and its intimate knowledge of the Company's own business, prospects and circumstances.

     The Board of Directors believes the Rights Plan is serving its purpose to protect against abusive tactics and increase the Board's ability to ensure that stockholders receive maximum value for their Company stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL TO REDEEM THE COMMON STOCK PURCHASE RIGHTS OR SUBMIT THEM FOR A VOTE OF STOCKHOLDERS.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young have been the Company's independent auditors since its incorporation in 1968 and have been selected by the Board of Directors as the Company's independent auditors for 1994. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

     A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

     Audit services of Ernst & Young for 1993 included the examination of the consolidated financial statements of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

     The Audit & Finance Committee of the Company meets twice a year with Ernst & Young and, on an annual basis, reviews both audit and non-audit services performed by Ernst & Young for the preceding year as well as the fees charged by Ernst & Young for such services. Non-audit services are approved by the Audit & Finance Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

     Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young as the independent auditors for the current year.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

     Compliance With Section 16(a) of the Exchange Act. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period December 27, 1992 to December 25, 1993, all filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were met.

     1995 Stockholder Proposals. To be eligible for inclusion in the Company's 1995 proxy statement, stockholder proposals must be submitted to the Secretary of the Company no later than November 21, 1994.

     Financial Statements. The Company's financial statements for the year ended December 25, 1993, are being sent concurrently to the Company's stockholders. If you have not received or had access to the 1993 Annual Report to Stockholders, please notify the Secretary of the Company, M/S SC4-02, 2200 Mission College Blvd., Santa Clara, CA 95052-8119 and a copy will be sent to you.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. If other matters come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company has retained Morrow & Company to solicit proxies for a fee of $10,000 plus a reasonable amount to cover expenses. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

                                          By Order of the Board of Directors

                                          F. THOMAS DUNLAP, JR.,
                                          Secretary
Dated: March 21, 1994
Santa Clara, California

                                   EXHIBIT A

                               INTEL CORPORATION
                             1984 STOCK OPTION PLAN
                  (AMENDED AND RESTATED EFFECTIVE MAY 4, 1994)

 1. PURPOSE

     The purpose of this amended and restated Intel Corporation 1984 Stock Option Plan (the "Plan") is to advance the interests of Intel Corporation, a Delaware corporation and its subsidiaries (hereinafter collectively "Intel" or the "Corporation"), by stimulating the efforts of key employees on behalf of Intel, heightening the desire of key employees to continue in employment with Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available personnel for service as directors of the Corporation. This amended and restated Plan (a) permits the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which are not incentive stock options pursuant to Code Section 422, (b) extends the term of the Plan, (c) changes the provisions for the grant of options to non-employee directors, (d) adds an individual grant limitation required by Code Section 162(m) for option income for certain individuals to be tax deductible by the Corporation and
     (e) makes certain additional changes.

 2. DEFINITIONS

     (a) "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Committee" means the Stock Option Committee appointed by the Board of Directors from among its members.

     (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be made in accordance with the standards and procedures of the Corporation's then-current Long Term Disability Plan and shall be conclusive on all of the parties.

     (d) "Plan" means the Intel 1984 Stock Option Plan, as amended and restated herein.

     (e) "Retirement" means retirement from active employment with Intel at or after age 60. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.

     (f) "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation where each of the corporations in the unbroken chain other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 3. PARTICIPANTS

     "Participants" in the Plan shall be those key Intel employees to whom options may be granted from time to time by the Committee. Participants shall also include non-employee directors of the Corporation to whom options are granted in accordance with Section 6. No option shall be granted to any person if immediately after the grant of such option such person would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary.

 4. EFFECTIVE DATE AND TERMINATION OF PLAN

     This amended and restated Plan was adopted by the Board of Directors on January 19, 1994, was approved by the stockholders on May 4, 1994, and became effective on May 4, 1994. The Plan shall terminate when all shares of stock subject to options granted under this Plan shall have been acquired through exercise of such options or on May 3, 2004, whichever is earlier or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

 5. SHARES SUBJECT TO THE PLAN AND TO OPTIONS

     The stock subject to options authorized to be granted under the Plan shall consist of 85,000,000 shares of the Corporation's common stock, $.001 par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 7. Such shares may be authorized and unissued shares of the Corporation's common stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

 6. GRANT, TERMS AND CONDITIONS OF OPTIONS

     Options may be granted at any time and from time to time prior to the termination of the Plan to those key employees of Intel who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of Intel's operations. However, no Participant shall be granted options in any year to purchase a number of shares of the Corporation's common stock in excess of one percent (1%) of the number of shares of the Corporation's common stock outstanding on January 1, 1994.

     Options will be granted to non-employee directors as follows: Each new non-employee director will receive an initial grant of 5,000 shares at the time of his or her appointment to the position of director and each re-elected non-employee director will receive annual grants of 5,000 shares on the date of the commencement of the regular annual stockholders' meeting. The Committee will have no discretion to select which non-employee directors will be granted options or to determine the number of option shares, price, vesting schedule or any other term of the options granted to non-employee directors. All options granted to non-employee directors will be non-qualified stock options.

     No Participant shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to this Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of Intel's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and must contain and be subject to the following terms and conditions:

          (a) Price: The purchase price under each option granted to employees shall be established by the Committee. In no event will the option price be less than 100% of the fair market value of the stock on the date of grant. The option price must be paid in full at the time of the exercise. The price may be paid in cash, cash equivalents or secured notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of common stock owned by the optionee exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing.

          (b)Duration and Exercise or Termination of Option: Each option granted to an employee shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date. An employee's stock option agreement may provide for accelerated exercisability in the event of the employee's death, Disablement or Retirement or other events in accordance with policies established by the Committee and may provide for expiration prior to the end of its terms in the event of the termination of the employee's service.

        Each 5,000 share option granted to a non-employee director will become exercisable beginning one year from the date of the annual meeting of stockholders on which date the options were granted. If a non-employee director is elected by the Board of Directors to begin serving as director on a date not coincident with an annual meeting date, that director will be granted the initial 5,000 share option as of the date of the first meeting at which he or she serves as director; however, his options will become first exercisable beginning one year from the date of the annual meeting at which he is first elected by the stockholders and he or she will not receive an additional grant of options upon his first election to the Board by the stockholders.

     (c)Suspension or Termination of Option: If the Director of Personnel of the Corporation or his designee reasonably believes that a Participant other than a non-employee director has committed an act of misconduct as described in this Section, the Director of Personnel may suspend the Participant's rights to exercise any option pending a determination by the Board of Directors. If the Board of Directors determines a Participant other than a non-employee director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Intel rules resulting in loss, damage or injury to Intel, or if a Participant makes an unauthorized disclosure of any Intel trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Intel customer to breach a contract with Intel or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of
        Section 16 of the Securities Exchange Act of 1934, the determination of the Board of Directors shall be subject to the approval of the Committee.

     (d)Termination of Non-Employee Director's Service: Subject to Section 6.(b), upon the termination of the Participant's service as a non-employee director, his or her rights to exercise an option then held shall be only as follows:

        (1)Death. Upon the death of a non-employee director while in service as a non-employee director of Intel, the non-employee director's rights will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months next succeeding the date of death. The number of shares exercisable by the estate or beneficiary will be the total number of unexercised shares under the non-employee director's option on the date of his or her death. If a non-employee director should die within thirty (30) days of his or her termination of service as a non-employee director with Intel, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such option was exercisable as of the date of such termination. A non-employee director's estate shall mean his or her legal representative or other person who so acquires the right to exercise the option.

        (2) Disablement. Upon the Disablement of a non-employee director, any option which he or she holds, whether or not then exercisable, may be exercised after the date of the Disablement within twelve (12) months.

        (3) Retirement. Upon Retirement of a non-employee director, the non-employee director's rights to non-qualified stock options may be exercised for a period of twelve (12) months after Retirement.

        (4) Other Reasons. Upon termination of a non-employee director's service as a non-employee director for any reason other than those stated above, the non-employee director may, within ninety (90) days following such termination exercise the option to the extent such option was exercisable on the date of termination.

     (e) Transferability of Option: Each option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

     (f) Modification or Assumption of Options: The Committee may modify, extend or assume outstanding options (whether granted by Intel or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

     (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in Intel's employ or service nor limit in any way Intel's right to terminate his or her employment or service at any time.

 7.  ADJUSTMENT OF AND CHANGES IN THE STOCK

     (a) In the event that the shares of common stock of the Corporation shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of common stock of the Corporation shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of common stock of the Corporation theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Corporation shall so be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of common stock of the Corporation, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     (b) No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

     (c) Any other provision hereof to the contrary notwithstanding (except
         Section 6.(b)) in the event Intel is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

 8.  LISTING OR QUALIFICATION OF STOCK

     In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

 9.  AGREEMENT TO SERVE

     Each Participant shall agree that he or she will remain in Intel's employ or service as a non-employee director for at least one year from the option grant date. Such provision does not affect Intel's right to terminate a Participant's employment or service as a non-employee director at any time or for any reason.

10.  ADMINISTRATION AND AMENDMENT OF THE PLAN

     The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of Intel, who shall be appointed by the Board of Directors. The Board shall fill vacancies and may from time to time remove or add members. All members of the Committee will be disinterested persons as defined in Rule 16b-3 under the Exchange Act. A non-employee director shall not fail to be "disinterested" solely because he or she receives the grants described in Section 6. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of Intel who need not be disinterested, who may administer the Plan with respect to employees who are not executive officers or directors of Intel, may grant options under the Plan to such employees and may determine all terms of such options. The Board of Directors may amend or terminate the Plan as desired, without further action by the Corporation's stockholders except to the extent required by applicable law.

     Notwithstanding the above, the provisions of Section 6 relating to non-employee directors may not be amended more than once every six months, except to comply with changes to the Code or the rules thereunder.

11.  TIME OF GRANTING OPTIONS

     The effective date of each option granted hereunder shall be the date on which the grant was made. Within a reasonable time thereafter, Intel will execute and deliver a written option agreement to the Participant.

12.  WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or any sale of shares. The Corporation shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.

                                   EXHIBIT B

                               INTEL CORPORATION
                            1988 EXECUTIVE LONG TERM
                               STOCK OPTION PLAN
               (AMENDED AND RESTATED EFFECTIVE AS OF MAY 4, 1994)

 1.  PURPOSE

     The purpose of this amended and restated Intel Corporation 1988 Executive Long Term Stock Option Plan (the "Plan") is to advance the interests of Intel Corporation, a Delaware corporation and its subsidiaries (hereinafter collectively "Intel" or the "Corporation"), by stimulating the efforts of certain key officers employed by Intel and heightening the desire of such key officers to continue in employment with Intel. The stock options granted pursuant to this Plan are non-qualified stock options and shall not be incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This amended and restated Plan includes the individual grant limitations required by Section 162(m) of the Code for the option income of certain individuals to be tax deductible by the Corporation and makes certain changes regarding the administration and amendment of the Plan.

 2.  DEFINITIONS

     (a) "Board of Directors" means the Board of Directors of the Corporation.

     (b) "Committee" means the Stock Option Committee appointed by the Board of Directors in accordance with Section 11.

     (c) "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be made in accordance with the standards and procedures of the Corporation's then-current Long Term Disability Plan and shall be conclusive on all of the parties.

     (d) "Plan" means the Intel Corporation 1988 Executive Long Term Stock Option Plan, as amended and restated herein.

     (e) "Retirement" means retirement from active employment with Intel (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual's Retirement shall be conclusive on all parties.

     (f) "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation where each of the corporations in the unbroken chain other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 3.  PARTICIPANTS

     "Participants" in the Plan shall be those key officers who have been employed by Intel for at least two years and to whom options may be granted from time to time by the Committee.

     No option shall be granted to any employee if immediately after the grant of such option such employee would own stock, including stock subject to outstanding options held by him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. Options may not be granted to non-employee directors or members of the Committee.

 4.  EFFECTIVE DATE AND TERMINATION OF PLAN

     This amended and restated Plan was adopted by the Board of Directors on January 19, 1994 and is effective upon its approval by the Corporation's stockholders on May 4, 1994.

     The Plan shall continue in effect until all shares of stock available for grant under this Plan shall have been acquired through exercise of options or until September 19, 1998 whichever is earlier. The Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

 5.  SHARES SUBJECT TO THE PLAN AND TO OPTIONS

     The stock subject to options authorized to be granted under the Plan shall consist of 10,000,000 shares of the Corporation's common stock, par value $.001, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8. Such shares may be authorized and unissued shares of the Corporation's common stock. All or any shares of stock subject to an option which for any reason terminates unexercised may again be made subject to an option under the Plan.

 6.  GRANT, TERMS AND CONDITIONS OF OPTIONS

     Options may be granted at any time and from time to time prior to the termination of the Plan, to certain key officers of Intel selected by the Committee. However, no Participant shall be granted options in any year, to purchase shares of common stock in excess of one percent (1%) of the number of shares of the Corporation's common stock outstanding on January 1, 1994. In addition, no Participant shall have any rights as a stockholder with respect to any shares of stock subject to option hereunder until said shares have been issued. Each option shall be evidenced by a written stock option agreement. Options granted pursuant to the Plan need not be identical but each option must contain and be subject to the following terms and conditions:

          (a) Price: The purchase price under each option shall be established by the Committee. In no event will the option price be less than the fair market value of the stock on the date of grant. The option price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan (as described in Section 7), by arrangement with a broker where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of Intel common stock owned by the Participant exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing.

          (b) Duration and Exercise or Termination of Option: Each option shall be exercisable in such manner and at such times as the Committee shall determine. However, each option granted must expire within a period of not more than ten (10) years from the grant date.

          (c) Suspension or Termination of Option: If the Director of Personnel of the Corporation or his designee reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Director of Personnel may suspend the Participant's rights to exercise any option pending a determination by the Board of Directors.

        If the Board of Directors determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Intel rules resulting in loss, damage or injury to Intel, or if a Participant makes an unauthorized disclosure of any Intel trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Intel customer to breach a contract with Intel or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934, the determination of the Board of Directors shall be subject to the approval of the Committee.

     (d) Termination of Employment: Subject to Section 6.(b), upon the termination of the Participant's employment, his or her rights to exercise an option then held shall be only as follows:

        (1) Death of an Participant. Upon the death of a Participant while in employ of Intel, the Participant's rights will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months next succeeding the date of death.

        If the Participant's option has been held by the Participant for a minimum of four (4) years at the time of death, then the number of shares exercisable by the estate or beneficiary of the deceased Participant will be the total number of unexercised shares, whether or not exercisable, under such option on the date of the Participant's death. If the Participant's option has been held for a period of less than four (4) years at the time of death, then the number of shares exercisable by the estate or beneficiary of the deceased Participant will be the total number of shares which were exercisable under such option on the date of the Participant's death.

        If a Participant should die within thirty (30) days of his or her termination of employment with Intel, an option will be exercisable by his or her estate or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such option was exercisable as of the date of such termination. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the option.

        (2) Disablement. Upon the Disablement of any Participant, the Participant's rights to options may be exercised for a period of twelve (12) months after termination. If the Participant's option has been held for a minimum of four (4) years, then the number of shares exercisable by the Participant will be the total number of unexercised shares, whether or not exercisable, under such option on the date of the Participant's termination. If the Participant's option has been held for a period of less than four (4) years, then the number of shares exercisable by the Participant will be the total number of shares which were exercisable under such option on the date of the Participant's termination.

        (3) Retirement. Upon Retirement of a Participant, the Participant's rights to options may be exercised for a period of twelve (12) months after Retirement. The number of shares exercisable will be the total number of shares which were exercisable under the Participant's option on the date of his or her Retirement.

        (4) Other Reasons. Upon termination of a Participant's employment for any reason other than those stated above, a Participant may, within thirty (30) days following such termination exercise the option to the extent such option was exercisable on the date of termination.

        For purposes of this Section 6.(d), a Participant's employment shall not be deemed terminated (i) if, within sixty (60) days such Participant is rehired by Intel, (ii) if Participant is transferred from the Corporation to any Subsidiary or from any one Subsidiary to another or from a Subsidiary to the Corporation, or (iii) at the discretion of the Committee, during any period of a Participant's leave of absence, provided that the Committee may delay the Participant's rights to exercise options as a result of such leave of absence. In addition, a Participant's employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party and which is designated by the Committee as subject to this provision, shall be considered employment for purposes of this Section 6.(d).

        (e) Transferability of Option: Each option shall be transferable only by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

        (f) Cancellation: The Committee may, at any time prior to exercise and subject to consent of the Participant, cancel any options previously granted and may or may not substitute in their place options at a different price and different type under different terms or in different amounts.

        (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in Intel's employ or service nor limit in any way Intel's right to terminate his or her employment at any time.

 7. LOANS

     The Corporation may make loans, at the request of the Participant and in the sole discretion of the Board or its Committee, for the purpose of enabling the Participant to exercise options granted under the Plan and to pay the tax liability resulting from an option exercise under the Plan. The Board or its Committee shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such option.

 8. ADJUSTMENT OF AND CHANGES IN THE STOCK

     In the event that the number of shares of common stock of the Corporation shall be increased or decreased through reclassification, combination of shares, a stock split or the payment of a stock dividend, then each share of common stock of the Corporation which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an option under the Plan, shall be proportionately adjusted to reflect such increase or decrease. Outstanding options shall also be amended as to price and other terms if necessary to reflect the foregoing events.

     In the event there shall be any other change in the number or kind of the outstanding shares of common stock of the Corporation, or any stock or other securities into which such common stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment to shares currently subject to options or which may become subject to options under the Plan, or to prices or terms of outstanding options, such adjustment shall be made in accordance with such determination. In addition, in the event of such change described in this paragraph, the Board of Directors may accelerate the time or times at which any option may be exercised and may provide for cancellation of such accelerated options which are not exercised within a time prescribed by the Board of Directors in its sole discretion.

     No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Corporation to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

 9. LISTING OR QUALIFICATION OF STOCK

     In the event that the Board of Directors determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

10. WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise. The Corporation shall not be required to issue shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the option, or to the extent permitted, by tendering shares previously acquired.

11. ADMINISTRATION AND AMENDMENT OF THE PLAN

     Intel shall grant options under the Plan by executing written agreements approved by the Committee.

     The Plan shall be administered by the Committee which shall consist of at least two persons appointed by the Board of Directors. The Board of Directors shall fill vacancies and may from time to time remove or add members. All members of the Committee will be disinterested persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall act pursuant to a majority vote or majority written consent.

     The interpretation and construction of any provision of the Plan by the Board of Directors shall be final and conclusive. The Board of Directors may periodically adopt rules and regulations for carrying out the Plan, and amend the Plan as desired, without further action by the Corporation's stockholders except to the extent required by applicable law.

12. TIME OF GRANTING OPTIONS

     The effective date of such option shall be the date on which the grant was made provided that within a reasonable time thereafter Intel executes and delivers a written option agreement to the Participant.

                                   EXHIBIT C

                               INTEL CORPORATION
                          EXECUTIVE OFFICER BONUS PLAN
                   (AS ADOPTED AND EFFECTIVE JANUARY 1, 1994)

 1. PURPOSE

     The purpose of this Plan is to motivate and reward eligible employees for good performance by making a proportion of their cash compensation dependent on growth in earnings per share ("EPS") of Intel Corporation (the "Company"). The Plan is designed to ensure that the annual bonus paid hereunder to executive officers of the Company is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

 2. COVERED INDIVIDUALS

     The individuals entitled to bonus payments hereunder shall be the executive officers of the Company, as determined by the Committee.

 3. THE COMMITTEE

     The Committee shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m).

 4. AMOUNT OF BONUS

     Annual bonus payments are made in cash. The bonus payment is the product of
     (i) an individual target set each year by the Committee in writing before the performance year begins and (ii) EPS for the performance year (increased or decreased, in each case in accordance with factors adopted by the Committee before the performance year begins that relate to unusual items, but in any event the "EPS" for this calculation shall not exceed operating income for the performance year per weighted average common and common equivalent shares outstanding for the year) multiplied by the ratio of the adjusted actual EPS to an EPS target for the year that is set by the Committee in writing in advance of the beginning of each year. However, no bonus in excess of $5,000,000 will be paid to any executive officer. The Committee may also reduce an individual's maximum bonus calculated under the preceding formula in its sole discretion. The bonus payable hereunder shall be paid in lieu of any bonus payable under the Company's Executive Bonus Plan.

 5. PAYMENT OF BONUS

     The payment of a given year's bonus requires that the executive officer be on the Company's payroll as of December 31st of the bonus year. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion. No bonus shall be paid unless and until the Committee certifies in writing that the performance goals of this Plan are satisfied.

 6. AMENDMENT AND TERMINATION

     The Company reserves the right to amend or terminate this Plan at any time with respect to future services of covered individuals. Plan amendments will require stockholder approval only to the extent required by applicable law.

PROXY                          INTEL CORPORATION                           PROXY

         2200 MISSION COLLEGE BLVD., SANTA CLARA, CALIFORNIA 95052-8119 PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING -- MAY 4, 1994

    GORDON E. MOORE, ANDREW S. GROVE and F. THOMAS DUNLAP, JR., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on Wednesday, May 4, 1994 or at any postponement or adjournment thereof.

    Election of all 11 Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

  Nominees: C. Barrett, W. Chen, A. Grove, J. Guzy, G. Moore, M. Palevsky,
            A.  Rock, J. Shaw, L. Vadasz, D. Yoffie, C. Young.

                                                       See reverse side. If you
                                                       wish to vote in
                                                       accordance with the Board
                                                       of Directors'
                                                       recommendations, just
                                                       sign on the reverse side.
                                                       You need not mark any
                                                       boxes.

                                                       PLEASE MARK, SIGN, DATE
                                                       AND MAIL THE PROXY CARD
                                                       PROMPTLY, USING THE
                                                       ENCLOSED ENVELOPE.

                                                         (Continued and to be
                                                       signed on reverse side.)

                                                              SEE REVERSE

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.  Election of Directors -- (see reverse)

   ---------------------------------------------------------
    (Except Nominee(s) written above)

                       / / FOR  / / AGAINST  / / ALL EXCEPT

2. To approve the amendment and restatement of the Company's 1994 Stock Option Plan.

                     / / FOR    / / AGAINST    / / ABSTAIN

3. To approve the amendment and restatement of the Company's 1988 Executive Long Term Stock Option Plan.

                      / / FOR  / / AGAINST    / / ABSTAIN
4.  To approve the Company's Executive Officer Bonus Plan.

                      / / FOR  / / AGAINST    / / ABSTAIN

5. To ratify the appointment of the accounting firm of Ernst & Young as independent auditors for Intel for the current year.

                      / / FOR  / / AGAINST    / / ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST:

6. Stockholder Proposal -- Redeem common stock purchase rights or submit for a stockholders vote.

                       / / FOR / / AGAINST   / / ABSTAIN

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors, and FOR Items 2, 3, 4, and 5 and AGAINST Item 6. In their discretion, the Proxies are authorized to vote upon such other business as they properly cover before the meeting.
Dated:                                                                    , 1994

Signature(s)

- ---------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full name and title.